UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On October 18, 2012, Pamela H. Patsley informed the board of directors of Vantiv, Inc. (the “Company”) that she was resigning from the board due to her other professional commitments. There were no disagreements between the Company and Ms. Patsley that led to her decision to resign.
(d)    On October 19, 2012, the Company’s board of directors elected Lori A. Beer a Class A director of the Company. Ms. Beer is Executive Vice President, Enterprise Business Services at WellPoint, Inc. Ms. Beer’s compensation for service as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s prospectus dated August 2, 2012, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933. Accordingly, Ms. Beer will receive an annual cash retainer of $80,000, paid quarterly in arrears, and an annual equity grant of restricted stock units of $120,000, with the initial grant prorated to reflect her October 2012 election to the board. Ms. Beer’s committee assignments will be determined at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: October 19, 2012	By:	/s/ Nelson F. Greene
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary